Exhibit 99.2

Use of Non-GAAP Financial Measures

In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), information containing non-GAAP financial measures for Schmitt Industries (the “Company”) was disclosed in the Company's press release (the “Press Release”) dated October 30, 2020 announcing results for the three months ended August 31, 2020. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management encourages readers to rely upon the GAAP numbers, but includes the non-GAAP financial measures as supplemental metrics to assist readers. Definitions of the non-GAAP financial measures are included in the Press Release.

In the Press Release, the Company presented the non-GAAP financial measures “Adjusted EBITDA from continuing operations”, “Adjusted net loss from continuing operations (Non-GAAP)”, and "Non-GAAP loss per fully diluted share". Company management uses these non-GAAP financial measures to evaluate the Company's performance. The company finds it useful to use financial measures that do not include non-recurring business items, such as the bargain purchase gain from the acquisition of the Ample Hills Creamery business, related transaction and reorganization expenses, income from discontinued product lines, and stock based compensation. While we may have these types of items and charges in the future, Company management believes that they are not reflective of the results of operations at the Company’s businesses and relate more to strategic corporate actions that are without predictable trends and may obscure the trends and financial performance of core businesses. Further, Company management believes the exclusion of interest, taxes, depreciation, amortization, and stock-based compensation is a very common measure utilized by investors and it helps Company management benchmark its operations and results.

The limitation associated with using these non-GAAP financial measures is that these measures exclude items that impact the Company’s current period operating results. This limitation is best addressed by using these non-GAAP financial measures in combination with “net income (loss)” and “net income (loss) per diluted share,” because these non-GAAP financial measures do not reflect items that impact current period operating results and may be higher or lower than the most comparable GAAP measure.